Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274083

PROSPECTUS SUPPLEMENT

(To the Prospectus Dated August 28, 2023)

Up to $25,000,000
Common Stock

We have entered into a Controlled Equity OfferingSM Sales Agreement (the “Sales Agreement”), with Cantor Fitzgerald & Co. (“Cantor”), relating to shares of our Class A common stock (“common stock”) offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $25,000,000 from time to time through or to Cantor, acting as our sales agent or principal (the “Sales Agent”), pursuant to this prospectus supplement and the accompanying prospectus. The offering amount is in addition to the approximately $61,185,567 previously sold under the sales agreement pursuant to our expiring registration statement on Form S-3 (File No. 333-252386) filed with the U.S. Securities and Exchange Commission (“SEC”) on January 22, 2021 and declared effective on February 2, 2021 (the “Prior Registration Statement”).

Our common stock is listed on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “BIVI.” On January 18, 2024, the last reported sale price of our common stock was $1.24 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent will use its commercially reasonable efforts to sell on our behalf all the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We provide more information about how the shares of common stock will be sold in the section entitled “Plan of Distribution.”

The Sales Agent will receive from us in the aggregate a fixed commission of 3.0% of the gross proceeds of any shares of common stock sold through them under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves a high degree of risk. Before buying any common stock, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement, page 5 of the accompanying prospectus, and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Cantor

The date of this prospectus supplement is January 19, 2024

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus. This prospectus supplement and the accompanying prospectus are parts of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf registration process, we may sell from time to time an unspecified amount of any combination of securities described in the accompanying prospectus in one or more offers such as this offering. The accompanying prospectus provides you with a general description of the securities we may offer, some of which may not apply to this offering. This prospectus supplement provides you with specific information about the common stock we are offering. Both this prospectus supplement and the accompanying prospectus include important information about us and other information you should know before investing. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus” we are referring to the accompanying prospectus.

This prospectus supplement also adds to, updates and changes information contained in the accompanying prospectus. To the extent the information in this prospectus supplement is different from that in the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the caption “Incorporation of Certain Information by Reference” in this prospectus supplement and the accompanying prospectus, before investing in the common stock.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Sales Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and any free writing prospectus we provide to you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, when making your investment decision. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the U.S. This prospectus supplement and the accompanying prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

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WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information in the registration statement. We have omitted from this prospectus supplement some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus supplement concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at https://www.bioviepharma.com. Our website is not a part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus supplement. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus supplement, accompanying prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

●	our Annual Report on Form 10-K for the fiscal year ended June 30, 2023 filed with the SEC on August 16, 2023 (the “2023 Form 10-K”);

●	the information specifically incorporated by reference into the 2023 Form 10-K from our definitive proxy statement on Schedule 14A relating to our 2023 Annual Meeting of Stockholders, filed with the SEC on September 29, 2023;

●	the description of our common stock contained in our Registration Statement on Form 8-A12B, filed with the SEC on August 25, 2020, including any amendment or report filed for the purpose of updating such description;

●	our quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 8, 2023;

●	our current reports on Form 8-K filed with the SEC on October 25, 2023, November 13, 2023 and November 29, 2023; and

●	the description of our securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, filed as Ex. 4.4 of the 2023 Form 10-K.

All documents subsequently filed by BioVie Inc. with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”) shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

To obtain copies of documents incorporated by reference herein or in the accompanying prospectus, see “Where You Can Find More Information” in the accompanying prospectus. In addition, upon written or oral request, we will provide to any person, at no cost to such person, including any beneficial owner to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement or the accompanying prospectus. You may make such a request by writing or telephoning us at the following address or telephone number:

BioVie Inc.
680 W Nye Lane, Suite 201
Carson City, NV 89703
Tel: (775) 888-3162

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 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that involve substantial risks and uncertainties. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “leading,” “intend,” “contemplate,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. Forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

- our limited operating history and experience in developing and manufacturing drugs;

- none of our products are approved for commercial sale;

- our substantial capital needs;

- product development risks;

- our lack of sales and marketing personnel;

- our reliance on third parties to conduct our clinical trials;

- regulatory, competitive and contractual risks;

- no assurance that our product candidates will obtain regulatory approval or that the results of clinical studies will be favorable;

- risks related to our intellectual property rights;

- the volatility of the market price and trading volume in our common stock;

- the absence of liquidity in our common stock;

- the risk of substantial dilution from future issuances of our equity securities; and

- the other risks set forth herein and in the documents incorporated by reference herein under the caption “Risk Factors.”

You should not place undue reliance on forward-looking statements, which speak only as of the date that they were made. Moreover, you should consider these cautionary statements in connection with any written or oral forward-looking statements that we may issue in the future. We do not undertake any obligation to release publicly any revisions to forward-looking statements after completion of this offering to reflect later events or circumstances or to reflect the occurrence of unanticipated events. In light of the risks and uncertainties described above, the forward-looking events and circumstances discussed in this prospectus supplement and the documents incorporated by reference might not occur, and are not guarantees of future performance.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information contained elsewhere in this prospectus supplement or the documents incorporated by reference herein. This summary is not complete and does not contain all of the information you should consider before investing in our securities. You should read the entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated by reference herein or therein, carefully, including the “Risk Factors” and “Forward-Looking Information” sections of this prospectus supplement, and “Risk Factors” in our 2023 Form 10-K, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated herein by reference.

Overview of the Company

We are a clinical-stage company developing innovative drug therapies to treat chronic debilitating conditions including liver disease and neurological and neuro-degenerative disorders.

Neurodegenerative Disease Program

In neurodegenerative disease, the Company’s drug candidate NE3107 inhibits activation of inflammatory actions extracellular single-regulated kinase (“ERK”) and nuclear factor kappa-light-chain-enhancer of activated B cells (“NFκB”) (including interactions with tumor necrosis factor (“TNF”) signaling and other relevant inflammatory pathways) that lead to neuroinflammation and insulin resistance. NE3107 does not interfere with their homeostatic functions (e.g., insulin signaling and neuron growth and survival). Both inflammation and insulin resistance are drivers of Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”).

The Company acquired the biopharmaceutical assets of NeurMedix, Inc. (“NeurMedix”) a privately held clinical-stage pharmaceutical company and a related party in June 2021. The acquired assets included NE3107. NE3107 is an investigational, novel, orally administered small molecule that is thought to inhibit inflammation-driven insulin resistance and major pathological inflammatory cascades with a novel mechanism of action. There is emerging scientific consensus that both inflammation and insulin resistance may play fundamental roles in the development of AD and PD, and NE3107 could, if approved by the FDA, represent an entirely new medical approach to treating these devastating conditions affecting an estimated 6 million Americans suffering from AD and 1 million Americans suffering from PD.

A. Alzheimer’s Disease (NCT05083260)

On November 29, 2023, the Company announced the analysis of its unblinded, topline efficacy data from its Phase 3 clinical trial (NCT04669028) of NE3107 in the treatment of mild to moderate AD. The study has co-primary endpoints looking at cognition using the Alzheimer’s Disease Assessment Scale-Cognitive Scale (ADAS-Cog 12) and function using the Clinical Dementia Rating-Sum of Boxes (CDR-SB). Patients were randomly assigned, 1:1 versus placebo, to receive sequentially 5 mg of NE3107 orally twice a day for 14 days, then 10 mg orally twice a day for 14 days, followed by 26 weeks of 20 mg orally twice daily.

Upon trial completion, as the Company began the process of unblinding the trial data, the Company found significant deviation from protocol and current good clinical practices (“cGCPs”) violations at 15 study sites (virtually all of which were from one geographic area). This highly unusual level of suspected improprieties led the Company to exclude all patients from these sites and to refer the sites to the U.S. Food and Drug Administration (“FDA”) Office of Scientific Investigations (“OSI”) for further action. After the patient exclusions, 81 patients remained in the Modified Intent to Treat population, 57 of whom were in the Per-Protocol population which included those who completed the trial and were verified to take study drug from pharmacokinetic data.

The trial was originally designed to be 80% powered with 125 patients in each of the treatment and placebo arms. The unplanned exclusion of so many patients has left the trial unpowered for the primary endpoints.

In the Per-Protocol population, which included those patients who completed the trial and who were further verified to have taken study drug (based on pharmacokinetic data), an observed descriptive change from baseline appeared to suggest a slowing of cognitive loss; these same patients experienced a mean 4.66-year advantage in age deceleration vs. placebo as measured by DNA epigenetic change (based on the most complete data as of January 10, 2024). Age deceleration is used by longevity researchers to measure the difference between the patient’s biological age, in this case as measured by the Horvath DNA methylation Skin Blood Clock, relative to the patient’s actual chronological age. This test was a non-primary/secondary endpoint, other-outcome measure, done via blood test during the study from baseline and week 30 (end of study). Additional DNA methylation data continues to be collected and analyzed. NE3107 appears to be generally well-tolerated to date. Interim Safety Data, as of topline data completion, in which an event is present in at least 5.0% of the population, and in which the observed rate of any event is greater in individuals assigned to NE3107 versus placebo, findings are limited to “headache” (9.5%) and “blood thyroid stimulating hormone increased” (7.1%).

Based on the efficacy signal seen in this trial, the Company is exploring (1) a discussion with the FDA to potentially employ the adaptive trial feature of the protocol to continue enrolling patients to achieve statistical significance; and/or (2) designing a new Phase 3 study of NE3107 that leverages the most recent data and understanding of the potential effect NE3017 may have in helping persons with AD.

B. Parkinson’s Disease (NCT05083260)

The Phase 2 study of NE3107 for the treatment of PD (NCT05083260), completed in December 2022, was a double-blind, placebo-controlled, safety, tolerability, and pharmacokinetics study in PD participants treated with carbidopa/levodopa and NE3107. Forty-five patients with a defined L-dopa “off state” were randomized 1:1 to placebo:NE3107 20 mg twice daily for 28 days. This trial was launched with two design objectives: 1) the primary objective was safety and a drug-drug interaction study as requested by the FDA to demonstrate the absence of adverse interactions of NE3107 with levodopa; and 2) the secondary objective was to determine if preclinical indications of promotoric activity and apparent enhancement of levodopa activity could be seen in humans. Both objectives were met. The initiation of trial design for a Phase 3 study of NE3107 for the treatment of PD is currently on hold, pending additional funding.

C. NE3017 Synopsis

Neuroinflammation, insulin resistance, and oxidative stress are common features in the major neurodegenerative diseases, including AD, PD, frontotemporal lobar dementia, and Amyotrophic lateral sclerosis. NE3107 is an investigational oral small molecule, blood-brain permeable, compound with potential anti-inflammatory, insulin sensitizing, and ERK-binding properties that may allow it to selectively inhibit ERK-, NFκB- and TNF-stimulated inflammation. NE3107’s potential to inhibit neuroinflammation and insulin resistance forms the basis for the Company’s work testing the molecule in AD and PD patients. NE3107 is patented in the United States, Australia, Canada, Europe and South Korea.

Liver Disease Program

In liver disease, our investigational drug candidate BIV201 (continuous infusion terlipressin), which has been granted both FDA Fast Track designation status and FDA Orphan Drug status, is being evaluated and discussed after receiving guidance from the FDA regarding the design of Phase 3 clinical testing of BIV201 for the treatment of ascites due to chronic liver cirrhosis. BIV201 is administered as a patent-pending liquid formulation.

In June 2021, the Company initiated a Phase 2 study (NCT04112199) designed to evaluate the efficacy of BIV201 (terlipressin, administered by continuous infusion for two 28-day treatment cycles) combined with standard-of-care (“SOC”), compared to SOC alone, for the treatment of refractory ascites. The primary endpoints of the study are the incidence of ascites-related complications and change in ascites fluid accumulation during treatment compared to a pre-treatment period.

In March 2023, the Company announced enrollment was paused and that data from the first 15 patients treated with BIV201 plus SOC appeared to show a 34% reduction in ascites fluid during the 28 days after treatment initiation compared to the 28 days prior to treatment (p=0.0046). This improvement was significantly different from those patients receiving SOC treatment. Patients who completed the treatment with BIV201 experienced a 53% reduction in ascites fluid (p=0.001), which was sustained during the three months after treatment initiation as compared to the three-month pre-treatment period (43% reduction, p=0.06).

In June 2023, the Company requested and subsequently received guidance from the FDA regarding the design and endpoints for definitive clinical testing of BIV201 for the treatment of ascites due to chronic liver cirrhosis. The Company is currently finalizing protocol designs for the Phase 3 study of BIV201 for the treatment of ascites due to chronic liver cirrhosis.

While the active agent, terlipressin, is approved in the U.S. and in about 40 countries for related complications of advanced liver cirrhosis, treatment of ascites is not included in these authorizations. Patients with refractory ascites suffer from frequent life-threatening complications, generate more than $5 billion in annual treatment costs, and have an estimated 50% mortality rate within 6 to 12 months. The U.S. FDA has not approved any drug to treat refractory ascites.

The BIV201 development program was initiated by LAT Pharma LLC. On April 11, 2016, the Company acquired LAT Pharma LLC and the rights to its BIV201 development program. The Company currently owns all development and marketing rights to this drug candidate. Pursuant to the Agreement and Plan of Merger entered into on April 11, 2016, between our predecessor entities, LAT Pharma LLC and NanoAntibiotics, Inc., BioVie is obligated to pay a low single digit royalty on net sales of BIV201 (continuous infusion terlipressin) to be shared among LAT Pharma Members, PharmaIn Corporation, and The Barrett Edge, Inc.

Corporate Information

Our principal executive offices are located at 680 W Nye Lane, Suite 201, Carson City, Nevada 89703, and our telephone number at that location is (775) 888-3162. Our website address is www.bioviepharma.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus supplement or the accompanying prospectus and should not be considered part of this or any other report filed with the SEC. Our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, together with amendments to these reports, are available on the “Investor Relations” section of our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.

Common stock to be outstanding after this offering	Up to 60,005,124 shares of common stock (as more fully described in the notes following this table), assuming sales of 20,161,290 shares of our common stock in this offering at an offering price of $1.24 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on January 18, 2024. The actual number of shares issued will vary depending on the sales prices at which shares are sold pursuant to this offering.

Plan of distribution	“At the market offering” that may be made from time to time through or to our sales agent, Cantor. See the section entitled “Plan of Distribution” on page S-9 of this prospectus supplement.

Use of proceeds	We intend to use the net proceeds from the offering, if any, for general corporate purposes. See “Use of Proceeds” on page S-6 of this prospectus supplement.

Listing	Our common stock is listed on Nasdaq under the symbol “BIVI.”

Risk Factors	Before deciding to invest in our common stock, you should carefully review “Risk Factors” in our 2023 Form 10-K and our quarterly reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference herein as well as “Risk Factors” in this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of common stock to be outstanding after this offering is based on 39,843,834 shares of common stock outstanding as of December 31, 2023 and excludes the following:

●	4,173,325 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $6.84 per share;

●	7,770,285 shares of common stock issuable upon the exercise of outstanding and exercisable warrants at a weighted average exercise price of $2.06 per share;

●	687,428 shares of common stock issuable upon vesting of restricted stock units issued under our equity incentive plan; and

●	4,384 shares of common stock issued pursuant to the Sales Agreement subsequent to December 31, 2023.

 RISK FACTORS

Investing in our common stock involves risks. In consultation with your own financial and legal advisors, you should consider carefully, among other matters, the supplemental risk factors set forth below as well as the risk factors discussed under the caption “Risk Factors” in our 2023 Form 10-K, as such risks may be amended, updated or modified periodically in our quarterly reports on Form 10-Q filed with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference, before deciding whether an investment in the common stock is suitable for you. See “Incorporation of Certain Information by Reference” in this prospectus supplement and in the accompanying prospectus. The risks and uncertainties described below and in our 2023 Form 10-K, quarterly reports on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC are not the only risks and uncertainties that we face. Additional risks and uncertainties that are unknown to us or that we currently think are immaterial also may impair our business operations or the market price of the common stock. This prospectus supplement and the accompanying prospectus also contain forward-looking statements that involve risks. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including risks described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Risks Relating to Our Business and Industry

We rely and will continue to rely on third parties to conduct our clinical trials. If these third parties do not successfully carry out their contractual duties and/or meet expected deadlines and/or do not successfully perform and comply with regulatory requirements, including but not limited to, the U.S. Food, Drug, and Cosmetics Act (the “FDCA”) and FDA’s implementing regulations, we may not be able to obtain regulatory approval of or commercialize our product candidates.

We depend, and will continue to depend, on third parties, including, but not limited to, contract research organizations (“CROs”), clinical trial sites and clinical trial principal investigators, contract laboratories, IRBs, manufacturers, suppliers, and other third parties to conduct our clinical trials, including those for our drug candidates NE3107 and BIV201. We rely heavily on these third parties over the course of our clinical trials, and we control only certain aspects of their activities. Nevertheless, we retain ultimate responsibility for ensuring that each of our studies is conducted in accordance with the protocol and applicable legal, regulatory, and scientific standards and regulations, and our reliance on third parties does not relieve us of our regulatory responsibilities. We and these third parties are required to comply with cGCPs, which are regulations and guidelines enforced by the FDA and comparable foreign regulatory authorities for the conduct of clinical trials on product candidates in clinical development. Regulatory authorities enforce cGCPs through periodic inspections and for-cause inspections of clinical trial principal investigators and trial sites. If, due to the failure of either the Company or a third party, a clinical trial fails to comply with applicable cGCPs, FDA’s Investigational New Drug (“IND”) requirements, other applicable regulatory requirements, or requirements set forth in the applicable IRB-approved protocol, including failure to enroll a sufficient number of patients, the Company may be required to conduct additional clinical trials to support our marketing applications, which would delay the regulatory approval process. Moreover, our business may be implicated if any of these third parties violates applicable federal, state, or foreign laws and/or regulations, including but not limited to FDA’s IND regulations, fraud and abuse or false claims laws, healthcare privacy and data security laws, or provide us or government agencies with inaccurate, misleading, or incomplete data. For example, during routine monitoring of blinded data from our Phase 3 study (NCT04669028) of NE3107, we uncovered what appears to be potential scientific misconduct and significant deviation from study protocol and GCP violations at fifteen sites, which resulted in the Company excluding all patients from these sites and referring them to the FDA’s OSI for further action. The unplanned exclusion of so many patients left our Phase 3 study unpowered for the primary endpoints. These findings of potential scientific misconduct, significant deviation from protocol and GCP violations may call into question the rigor, robustness and validity of the entire data set for this study (NCT04669028).

Although we design the clinical trials for our product candidates, our CROs are tasked with facilitating and monitoring our clinical trials. As a result, many important aspects of our clinical development programs, including site and investigator selection, and the conduct, timing, and monitoring of the study, is often outside our direct control, either partially or in whole. Our reliance on third parties to conduct clinical trials also results in less direct control over the collection, management, and quality of data developed through clinical trials than would be the case if we were relying entirely upon our own employees. Communicating with third parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities.

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our product development and commercialization efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering, if any, in different manners than we currently anticipated.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering, if any, in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the pro forma as adjusted net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 20,161,290 shares of our common stock are sold during the term of the Sales Agreement with the Sales Agent at a price of $1.24 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 18, 2024, for aggregate gross proceeds of approximately $25,000,000, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $0.61 per share, representing the difference between our as pro forma adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the Sales Agreement with the Sales Agent, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement with the Sales Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold by Sales Agent, if any, after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agent.

You may experience future dilution as a result of future equity offerings or if we issue shares subject to options, warrants, stock awards or other arrangements.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock, including pursuant to the Sales Agreement. We may sell shares or other securities in any other offering at a price per share that is less than the current market price of our securities, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The sale of additional shares of common stock or other securities convertible into or exchangeable for our common stock would dilute all of our stockholders, and if such sales of convertible securities into or exchangeable into our common stock occur at a deemed issuance price that is lower than the current exercise price of our outstanding warrants sold to Acuitas Group Holdings, LLC (“Acuitas”) in August 2022 (the “Acuitas Warrants”), the exercise price for those warrants would adjust downward to the deemed issuance price pursuant to price adjustment protection contained within those warrants.

In addition, as of December 31, 2023, there were warrants outstanding to purchase an aggregate of 7,770,285 shares of common stock at exercise prices ranging from $1.82 to $12.50 per share and 4,344,881 shares issuable upon exercise of outstanding options at exercise prices ranging from $1.69 to $42.09 per share and restricted stock units totaling 687,428. Our Loan Agreement entered into on November 30, 2021 contains a conversion feature whereby at the option of lender, up to $5 million of the outstanding loan amount may be converted into shares of common stock at a conversion price of $6.98 per share. We may grant additional options, warrants or equity awards. To the extent such shares are issued, the interest of holders of our common stock will be diluted.

Moreover, we are obligated to issue shares of common stock upon achievement of certain clinical, regulatory and commercial milestones with respect to certain of our drug candidates (i.e., NE3107, NE3291, NE3413, and NE3789) pursuant to the asset purchase agreement, dated April 27, 2021, by and among the Company, NeurMedix, Inc. and Acuitas, as amended on May 9, 2021. The achievement of these milestones could result in the issuance of up to 18 million shares of our common stock, further diluting the interest of holders of our common stock.

Our common stock may become the target of a “short squeeze.”

Beginning in 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the shares to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those shares have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

 USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $25,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including, without limitation, research and development and clinical development costs to support the advancement of our in-development drug candidates, activities in connection with the launch of our in-development drug candidates, including hiring and building inventory supply, making acquisitions of assets, businesses, companies or securities, capital expenditures and for working capital.

This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein, the progress of our product candidates development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds from this offering.

Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering.

Our net tangible book value as of September 30, 2023 was approximately $6.6 million, or $0.18 per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of September 30, 2023.

After giving effect to the issuance of 2,900,902 shares of our common stock pursuant to the ATM Agreement with Cantor since September 30, 2023 through December 31, 2023, our pro forma net tangible book value as of September 30, 2023 would have been $14.0 million or $0.35 per share of common stock.

After giving further effect to the sale of our common stock during the term of the Sales Agreement with the Sales Agent in the aggregate amount of $25,000,000 at an assumed offering price of $1.24 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 18, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2023 would have been approximately $38.1 million, or $0.63 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.28 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.61 per share to new investors purchasing common stock in this offering.

The following table illustrates this per share dilution:

Assumed public offering price per share		$1.24
Historical net tangible book value per share as of September 30, 2023	$0.18
Pro forma increase in historical net tangible book value per share attributable to the sales pursuant to the Sales Agreement from September 30, 2023 to December 31, 2023	$0.17
Pro forma net tangible book value per share as of September 30, 2023	$0.35
Increase in net tangible book value per share attributable to new investors in this offering	$0.28
Pro forma as adjusted net tangible book value per share as of September 30, 2023, after giving effect to this offering		$0.63
Dilution per share to new investors purchasing shares in this offering		$0.61

The table above assumes for illustrative purposes that an aggregate of 20,616,290 shares of our common stock are sold during the term of the Sales Agreement with the Sales Agent at a price of $1.24 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on January 18, 2024, for aggregate gross proceeds of approximately $25,000,000.

The shares to be sold pursuant to the Sales Agreement with the Sales Agent, if any, will be sold from time to time at various prices. An increase of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.24 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the Sales Agreement with the Sales Agent is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.70 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $1.04 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.50 per share in the price at which the shares are sold from the assumed offering price of $1.24 per share shown in the table above, assuming all of our common stock in the aggregate amount of $25,000,000 during the term of the Sales Agreement with the Sales Agent is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.52 per share, and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.22 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 36,899,880 shares of our common stock issued and outstanding as of September 30, 2023 and excludes the following:

●	3,952,864 shares of common stock issuable upon the exercise of outstanding stock options at a weighted average exercise price of $7.10 per share;

●	7,770,285 shares of common stock issuable upon the exercise of outstanding and exercisable warrants at a weighted average exercise price of $2.06 per share;

●	557,727 shares of common stock issuable upon vesting of restricted stock units issued under our equity incentive plan; and

●	2,900,902 shares of common stock issued pursuant to the Sales Agreement subsequent to September 30, 2023.

  To the extent that options or warrants outstanding as of January 18, 2024 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

On August 31, 2022, we entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (the “Sales Agent”) and B. Riley Securities, Inc. (under which we may issue and sell shares of our common stock (“common shares”) having an aggregate gross sales price of up to $25,000,000 from time to time through or to the Sales Agent and B. Riley Securities, Inc. (“BRS”), acting as agent or principal. On April 6, 2023, the Company and BRS mutually agreed to terminate BRS’s role as a sales agent under the Sales Agreement. The offering amount is in addition to the approximately $61,185,567 sold under the Sales Agreement pursuant to the Prior Registration Statement.

Upon delivery of a placement notice and subject to the terms and conditions of the Sales Agreement, the Sales Agent may sell our common shares by any method permitted by law deemed to be “at the market distributions” as defined in Rule 415 under the Securities Act. We may instruct the Sales Agent not to sell common shares if the sales cannot be effected at or above the price designated by us from time to time. We or the Sales Agent may suspend the offering of common shares upon notice and subject to other conditions.

We will pay the Sales Agent commissions, in cash, for its services in acting as agent in the sale of our common shares. The Sales Agent will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to closing this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Sales Agent for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $75,000, and periodic due diligence fees not to exceed $5,000 per calendar quarter. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agent under the terms of the Sales Agreement, will be approximately $200,000.

Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The Sales Agent will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common shares under the terms and subject to the conditions set forth in the Sales Agreement. In connection with the sale of the common shares on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each Sales Agent may each terminate the Sales Agreement at any time upon ten days’ prior notice or by an Agent at any time in certain circumstances, including the occurrence of a material and adverse change in our business or financial condition that makes it impractical or inadvisable to market our common shares or to enforce contracts for the sale of our common shares.

In the event the Sales Agreement is terminated, any portion of the $25,000,000 of securities included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the Sales Agreement will be available for sales in other offerings pursuant to the accompanying prospectus, and if no common shares are sold under the Sales Agreement, the full $25,000,000 of securities may be sold in other offerings pursuant to the accompanying prospectus and a corresponding prospectus supplement.

The Sales Agent and its affiliates have in the past and may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement in electronic format may be made available on a website maintained by the Sales Agent and the Sales Agent may distribute this prospectus supplement electronically.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Sherman & Howard L.L.C. Certain legal matters will be passed upon for us by Reed Smith LLP, New York, New York. Certain legal matters will be passed on for the Sales Agent by Duane Morris LLP, New York, New York.

EXPERTS

The balance sheets of BioVie Inc. as of June 30, 2023 and 2022 and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, an independent registered public accounting firm as stated in their report, which is incorporated herein by reference which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given their authority as expert in accounting and auditing.

PROSPECTUS	Filed Pursuant to Rule 424(b)(3)
File No. 333-274083

Primary Offering of

$300,000,000

Class A Common Stock

Preferred Stock

Warrants

Debt Securities

Rights

Units

and

Secondary Offering of

Up to 311,002 Shares of Class A Common Stock Offered by the Selling Stockholders

This prospectus relates to the offer and sale, from time to time, by BioVie Inc. (“we,” “us,” or the “Company”), in one or more offerings, any combination of Class A common stock (as defined below), preferred stock, warrants, debt securities, rights to purchase Class A common stock or other securities or units having a maximum aggregate offering price of $300,000,000. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in a prospectus supplement.

This prospectus also relates to the offer and resale, from time to time, by the selling stockholders named under the heading “Selling Stockholders” in this prospectus (the “Selling Stockholders”), and their donees, pledgees, transferees or other successors-in-interest, of up to 311,002 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Class A common stock”), of the Company, issuable upon the exercise of the warrants to purchase 311,002 shares of Class A common stock at an exercise price per share equal to $5.82 (the “Lender Warrants”) held by the Selling Stockholders. We are registering the offer and sale of the Shares issuable upon exercise of the Lender Warrants held by the Selling Stockholders to satisfy the registration rights they were granted by the Company pursuant to the Loan and Security Agreement and the Supplement to the Loan and Security Agreement, each entered into on November 30, 2021 (together, the “Loan Agreement”) with Avenue Venture Opportunities Fund II, L.P. (“AVOPII”) and Avenue Venture Opportunities Fund, L.P. (“AVOPI” and, together with AVOPII, the “Lenders”).

Discounts, concessions, commissions and similar selling expenses attributable to the sale of Shares covered by this prospectus will be borne by the Selling Stockholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Shares with the Securities and Exchange Commission (the “SEC”).

The prospectus supplements may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BIVI.” On August 25, 2023, the closing price for our Common Stock, as reported on The Nasdaq Capital Market was $3.37 per share. Each prospectus supplement will contain information, where applicable, as to our listing on the Nasdaq Capital Market or on any other securities exchange of the securities covered by the prospectus supplement.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. Additionally, the Selling Stockholders may sell or otherwise dispose of the Shares covered by this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

We will not receive any proceeds from the sales of Shares by the Selling Stockholders. Upon any exercise of the Lender Warrants by payment of cash, we will receive the cash exercise price paid by the holders of the Lender Warrants. We intend to use those proceeds, if any, for working capital and general corporate purposes.

An investment in our securities involves a high degree of risk. Please carefully read the information under the headings “Risk Factors” beginning on page 5 of this prospectus, the applicable prospectus supplement and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2023

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $300,000,000. In addition, the Selling Stockholders may from time to time sell up to an aggregate of 311,002 shares of Class A common stock issuable upon exercise of the Lender Warrants. Each time we or the Selling Stockholders offer any type or series of securities under this prospectus, we will prepare and file with the SEC a prospectus supplement that contains more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus, any prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with additional information described below under the caption “Where You Can Find More Information,” before buying any of the securities being offered.

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

Neither we nor the Selling Stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any applicable prospectus supplement or any applicable free writing prospectus that we have authorized. We take no responsibility for and can provide no assurance as to the reliability of, any other information that others may give you. The securities offered hereby are not being offered in any jurisdiction where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the respective dates of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the Selling Stockholders may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

Unless the context otherwise indicates, references in this prospectus to, “BioVie,” “the Company,” “we,” “our,” or “us” mean BioVie, Inc., a Nevada corporation. The term “Selling Stockholders” refers, collectively, to the selling stockholders named under the heading “Selling Stockholders” in this prospectus and their donees, pledgees, transferees or other successors-in-interest.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the matters set forth under the section of this prospectus entitled “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, before making an investment decision.

Our Company

We are a clinical-stage company developing innovative drug therapies for the treatment of neurological and neurodegenerative disorders and advanced liver disease.

Neurodegenerative Disease Program

In neurodegenerative disease, the Company’s drug candidate NE3107 inhibits inflammatory activation of extracellular single-regulated kinase (“ERK”) and Nuclear factor kappa-light-chain-enhancer of activated B cells (“NFkB”) (e.g., tumor necrosis factor (“TNF”) signaling) that leads to neuroinflammation and insulin resistance, but not their homeostatic functions (e.g., insulin signaling and neuron growth and survival). Both inflammation and insulin resistance are drivers of Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”).

The Company is conducting a potentially pivotal Phase 3 randomized, double blind, placebo controlled, parallel group, multicenter study to evaluate NE3107 in patients who have mild to moderate AD (NCT04669028). The study has co-primary endpoints looking at cognition using the Alzheimer’s Disease Assessment Scale-Cognitive Scale (ADAS-Cog 12) and function using the Alzheimer’s Disease Cooperative Study-Clinical Global Impression of Change (ADCS-CGIC). The program is fully enrolled and is targeting primary completion in the fourth quarter of the calendar 2023 year.

In December 2022, topline results were released from the Company’s Phase 2 study assessing NE3107’s safety and tolerability and potential pro-motoric impact in PD patients. The NM201 study (NCT05083260) was a double-blind, placebo-controlled, safety, tolerability, and pharmacokinetics study in PD participants treated with carbidopa/levodopa and NE3107. Forty-five patients with a defined L-dopa “off state” were randomized 1:1 to placebo:NE3107 20 mg twice daily for 28 days. The trial was launched with two design objectives: 1) the primary objective was safety and a drug-drug interaction study (as requested by the U.S. Food and Drug Administration (“FDA”)) to demonstrate the absence of adverse interactions of NE3107 with levodopa; and 2) the secondary objective was to determine if preclinical indications of promotoric activity and apparent enhancement of levodopa activity observed in a Parkinson’s disease model in monkeys can be seen in humans. Both objectives of the study were met. Patients treated with NE3107 experienced greater motor control.

The Company provided the financial support and the use of our NE3107 formulated drug product for an open-label phase 2, Investigator-Initiated Trial in mild cognitive impairment (“MCI”) and Mild AD, NCT05227820, conducted by (“The Regenesis Project”) of Sheldon Jordan. The study received FDA authorization on December 12, 2021, and was designed to measure NE3107’s effect on cognition, cerebral spinal fluid (“CSF”) and blood biomarkers, and neuro-imagining endpoints. Topline results were released September 7, 2022, and additional data was presented at the Clinical Trial in Alzheimer’s Disease (“CTAD”) annual conference in December 2022. The data showed that three months of treatment with NE3107 in patients with MCI and mild AD enhanced cognition compared to baseline, as measured using multiple rating scales, had improvement in daily function and improvements in inflammation correlated with improved cognition. No drug-related adverse events were observed.

The Company acquired the biopharmaceutical assets of NeurMedix, Inc. (“NeurMedix”), from a related party privately held clinical-stage pharmaceutical company, in June 2021. The acquired assets included NE3107, a potentially selective inhibitor of inflammatory ERK signaling that, based on animal studies and Dr. Jordan’s study, is believed to reduce neuroinflammation. NE3107 is a novel orally administered small molecule that is thought to inhibit inflammation-driven insulin resistance and major pathological inflammatory cascades with a novel mechanism of action. There is emerging scientific consensus that both inflammation and insulin resistance may play fundamental roles in the development of AD and PD, and NE3107 could, if approved by the FDA represent a new medical approach to treating these devastating conditions affecting an estimated 6 million Americans suffering from AD and 1 million Americans suffering from PD.

Inflammation-driven insulin resistance is believed to be implicated in a broad range of serious diseases, and we plan to begin exploring these opportunities in the coming months using NE3107 or related compounds acquired in the NeurMedix asset purchase. NE3107 is patented in the United States (“U.S.”), Australia, Canada, Europe and South Korea.

Liver Disease Program

In liver disease, our Orphan Drug candidate BIV201 (continuous infusion terlipressin), with FDA Fast Track status, has been evaluated in a U.S. Phase 2b study (NCT04112199) for the treatment of refractory ascites due to liver cirrhosis. BIV201 is administered as a patent-pending liquid formulation. The study was closed before full enrollment, without clinically meaningful adverse effects associated with BIV201 treatment and data that appeared to show that treatment with BIV201 plus standard-of-care (“SOC”) resulted in a reduction in ascites fluid accumulation during treatment versus pre-treatment. In June 2023, we requested guidance from the FDA regarding the design and endpoints for definitive clinical testing of BIV201 for the treatment of ascites due to chronic liver cirrhosis.

While the active agent, terlipressin, is approved in the U.S. and in about 40 countries for related complications of advanced liver cirrhosis, treatment of ascites is not included in these authorizations. Patients with refractory ascites suffer from frequent life-threatening complications, generate more than $5 billion in annual treatment costs, and have an estimated 50% mortality rate within 6 to 12 months. The U.S. FDA has not approved any drug to treat refractory ascites.

The BIV201 development program was initiated by LAT Pharma LLC. On April 11, 2016, the Company acquired LAT Pharma LLC and the rights to its BIV201 development program. The Company currently owns all development and marketing rights to this drug candidate. Pursuant to the Agreement and Plan of Merger entered into on April 11, 2016, between our predecessor entities, LAT Pharma LLC and NanoAntibiotics, Inc., BioVie is obligated to pay a low single digit royalty on net sales of BIV201 (continuous infusion terlipressin) to be shared among LAT Pharma Members, PharmaIn Corporation, and The Barrett Edge, Inc.

The Securities We May Offer

This prospectus is part of a Registration Statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	Class A common stock;
●	preferred stock;
●	warrants;
●	debt securities, in one or more series;
●	right to purchase common stock or other securities; and/or
●	units

in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Securities Offered by the Selling Securityholders

This prospectus also relates to the resale from time to time by the Selling Stockholders identified in this prospectus of up to 311,002 shares of Class A common stock issuable upon the exercise of the Lender Warrants held by the Selling Stockholders. We are registering the offer and sale of the Shares to satisfy the registration rights they were granted by the Company pursuant to the Loan Agreement.

On November 30, 2021 (the “Loan Closing Date”), the Company entered into the Loan Agreement with the Lenders for growth capital loans in an aggregate principal amount of up to $20,000,000 (the “Loan”), with (i) $15,000,000 funded on the Loan Closing Date (“Tranche 1”) and (ii) up to $5,000,000 to be made available to the Company on or prior to September 15, 2022, subject to the Company’s achievement of certain milestones with respect to certain of its ongoing clinical trials. The Loan bears interest at an annual rate equal to the greater of (a) the sum of 7.00% plus the prime rate as reported in The Wall Street Journal and (b) 10.75%. The Loan is secured by a lien upon and security interest in all of the Company’s assets, including intellectual property, subject to agreed exceptions. The maturity date of the Loan is December 1, 2024. Up to $5,000,000 of the principal amount of the Loan outstanding may be converted, at the option of the Lenders, into shares of the Company’s Class A common stock at a conversion price of $6.98 per share.

In connection with the Loan, pursuant to the funding of Tranche 1 on the Loan Closing Date, the Company issued 361,002 Lender Warrants. The Lender Warrants, which are exercisable until November 30, 2026, were offered and sold by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

On March 31, 2023, the Company filed a Registration Statement on Form S-3 (File No. 333-271054), that was declared effective by the SEC on April 10, 2023, which related in part to the offer and resale, from time to time, by the Selling Stockholders of up to 50,000 shares of Class A common stock issuable upon exercise of the Lender Warrants.

The Lenders may exercise the Lender Warrants at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Lenders may also exercise the Lender Warrants on a cashless or “net issuance” basis by receiving a net number of shares calculated pursuant to the formula set forth in the Lender Warrants. The Lender Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits. Pursuant to the terms of the Lender Warrants, the holders of the Lender Warrants are entitled to piggyback registration rights if the Company proposes to file a new registration statement under the Securities Act for purposes of effecting an underwritten offering of its equity securities, subject to certain limitations.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

Nasdaq Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BIVI.”

Corporate Information

Our principal executive office is located at 680 W. Nye Lane, Suite 201, Carson City, Nevada 89703, and our phone number is (775) 888-3162. Our website address is http://www.bioviepharma.com/. The inclusion of our website address does not include or incorporate by reference into this prospectus supplement or the accompanying prospectus any information on, or accessible through, our website. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with amendments to these reports, are available on the “Investor Relations” section of our website, free of charge, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

RISK FACTORS

Investing in our securities involves risk. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in BioVie and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” in our most recent Quarterly Report on Form 10-Q filed subsequent to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated by reference into this prospectus and each prospectus supplement contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Such forward-looking statements concern our anticipated results and progress of our operations in future periods, planned exploration and, if warranted, development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “may,” “will,” “could,” “leading,” “intend,” “contemplate,” “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements. The section in this prospectus entitled “Risk Factors” and the sections in our periodic reports, including the section in the 2023 Form 10-K entitled “Business,” and the section in the 2023 Form 10-K and any future Quarterly Report on Form 10-Qs incorporated herein by reference entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the documents or reports incorporated by reference into this prospectus, discuss some of the factors that could contribute to these differences. Forward-looking statements in this prospectus, each prospectus supplement, and the documents incorporated by reference herein and therein include, but are not limited to, statements with respect to:

●	our limited operating history and experience in developing and manufacturing drugs;
●	none of our products are approved for commercial sale;
●	our substantial capital needs;
●	product development risks;
●	our lack of sales and marketing personnel;
●	regulatory, competitive and contractual risks;
●	no assurance that our product candidates will obtain regulatory approval or that the results of clinical studies will be favorable;
●	risks related to our intellectual property rights;
●	the volatility of the market price and trading volume in our common stock;
●	the absence of liquidity in our common stock;
●	the risk of substantial dilution from future issuances of our equity securities; and
●	the other risks set forth herein and in the documents incorporated by reference herein under the caption “Risk Factors.”

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. The factors set forth above under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. You should read this prospectus and the documents that we have filed as exhibits to this prospectus and incorporated by reference herein completely and with the understanding that our actual future results may be materially different from the plans, intentions and expectations disclosed in the forward-looking statements we make. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may differ from the projections.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock and we do not anticipate paying any cash dividends on our common stock in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on applicable law and then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

We will not receive any proceeds from the sales of Shares by the Selling Stockholders.

Upon any exercise of the Lender Warrants by payment of cash, we will receive the cash exercise price paid by the holders of the Lender Warrants. We cannot assure you that any of the Lender Warrants will be exercised, or if exercised, of the quantity that will be exercised or the period in which such Lender Warrants will be exercised.

DESCRIPTION OF CAPITAL STOCK

The following sections constitute a summary as of the date of this prospectus and do not purport to be a complete description of our capital stock. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

General

The following description of common stock of the Company (the “common stock”) and preferred stock of the Company (the “preferred stock”), together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our articles of incorporation, as may be amended from time to time (the “Articles of Incorporation”), any certificates of designation for our preferred stock, that may be authorized from time to time, and our amended and restated bylaws, as amended from time to time (the “Bylaws”). The Nevada General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of August 17, 2023, our authorized capital stock consists of 800,000,000 shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”), of which 36,826,648 shares of Common Stock were issued, and 36,803,768 shares were issued and outstanding; and 10,000,000 shares of preferred stock, par value $0.001 per share, none of which were issued and outstanding. The authorized and unissued shares of Class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Class A Common Stock

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held on all matters submitted to a vote of the stockholders, including the election of directors. Our Articles of Incorporation and Bylaws do not provide for cumulative voting rights. Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of our outstanding shares of Class A common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of Class A common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities, subject to the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock. Holders of our Class A common stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of the holders of Class A common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future. All of our outstanding shares of Class A common stock are fully paid and nonassessable.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BIVI.” The transfer agent and registrar for our Class A common stock is West Coast Stock Transfer, Inc., Encinitas, California.

Options/Warrants/ Restricted Stock Units

As of August 17, 2023, we had outstanding options to purchase 3,952,864 shares of our Class A common stock at a weighted average exercise price of $7.10 and outstanding warrants to purchase 7,770,285 shares of our Class A common stock at a weighted exercise price of $2.06 and restricted stock units totaling 557,727.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of us or changing our Board of Directors and management. According to our Articles of Incorporation and Bylaws, neither the holders of our common stock nor the holders of any preferred stock we may issue in the future have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control of us by replacing our Board of Directors.

Anti-Takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”) generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of two years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% of the outstanding voting power held by disinterested stockholders, and extends beyond the expiration of the two-year period, unless:

●	the combination was approved by the board of directors prior to the person becoming an interested stockholder or the transaction by which the person first became an interested stockholder was approved by the board of directors before the person became an interested stockholder or the combination is later approved by a majority of the voting power held by disinterested stockholders; or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer, or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within two years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

The effect of the Nevada control share statutes is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our Company.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. For the avoidance of doubt, this section relates only to new warrants that we may issue and not any of our outstanding warrants, such as the Lender Warrants, and we refer to such new warrants in this prospectus for the sake of simplicity as “warrants.”

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of Class A common stock, preferred stock or debt securities, in one or more series. We may issue warrants independently or together with Class A common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We plan to evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;
●	the currency for which the warrants may be purchased;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;
●	the number of shares of Class A common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
●	the terms of any rights to redeem or call the warrants;
●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
●	the periods during which, and places at which, the warrants are exercisable;
●	the manner of exercise;
●	the dates on which the right to exercise the warrants will commence and expire;
●	the manner in which the warrant agreement and warrants may be modified;
●	if applicable, a discussion of certain material U.S. federal income tax considerations of holding or exercising the warrants; and
●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

●	the title;
●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;
●	any limit on the amount that may be issued;
●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;
●	the maturity date;
●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
●	the terms of the subordination of any series of subordinated debt;
●	the place where payments will be payable;
●	restrictions on transfer, sale or other assignment, if any;
●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;
●	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
●	redeem capital stock;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments;
●	sell or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with stockholders and affiliates;
●	issue or sell stock of our subsidiaries; or
●	effect a consolidation or merger;
●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
●	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;
●	information describing any book-entry features;
●	provisions for a sinking fund purchase or other analogous fund, if any;
●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;
●	the procedures for any auction and remarketing, if any;
●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
●	if other than dollars, the currency in which the series of debt securities will be denominated; and
●	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities. If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;
●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;
●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and
●	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;
●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and
●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;
●	to comply with the provisions described above under “Consolidation, Merger or Sale”;
●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
●	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;
●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or
●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;
●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or
●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;
●	replace stolen, lost or mutilated debt securities of the series;
●	maintain paying agencies;
●	hold monies for payment in trust; and
●	appoint any successor trustee;

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and
●	compensate and indemnify the debenture trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the State of Nevada as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Nevada, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase Class A common stock or other securities that we may offer to stockholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement (or applicable free writing prospectus). The following description and any description of the rights in a prospectus supplement (or applicable free writing prospectus) may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for stockholders entitled to the rights distribution, the number of rights issued and the number of shares of Class A common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of Class A common stock or other securities at a specified exercise price. The rights are normally issued to stockholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for stockholders entitled to receive the rights;
●	the number of shares of Class A common stock or other securities that may be purchased upon exercise of each right;
●	the exercise price of the rights;
●	the terms for changes to or adjustments in the exercise price, if any;
●	whether the rights are transferable;
●	the period during which the rights may be exercised and when they will expire;
●	the steps required to exercise the rights;
●	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;
●	whether we intend to sell the shares of Class A common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;
●	our ability to withdraw or terminate the rights offering;
●	any material United States federal income tax consequences; and
●	other material terms, including terms relating to transferability, exchange, exercise or amendment of the rights.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

DESCRIPTION OF UNITS

We may issue units comprised of shares of Class A common stock, shares of preferred stock, debt securities, rights and warrants to purchase Class A common stock in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
●	any provisions of the governing unit agreement;
●	the price or prices at which such units will be issued;
●	the applicable U.S. federal income tax considerations relating to the units;
●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
●	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements. We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

●	to cure any ambiguity in any provisions of the governing unit agreement that differ from those described below;
●	to correct or supplement any defective or inconsistent provision; or
●	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

●	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
●	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.
Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
●	if the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
●	if the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Form, Exchange and Transfer

We will issue each unit in global (i.e., book-entry) form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them:

●	The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.
●	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
●	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
●	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

SELLING STOCKHOLDERS

On November 30, 2021, we entered into the Loan Agreement pursuant to which we issued and sold to the Selling Stockholders Lender Warrants to purchase 361,002 shares of Class A common stock. This prospectus covers the sale or other disposition by the Selling Stockholders and their respective donees, pledgees or other successors-in-interest of up to the total number of Shares registered on behalf of the Selling Stockholders in the manner contemplated under “Plan of Distribution” below. Throughout this prospectus, when we refer to the Shares being registered on behalf of the Selling Stockholders, we are referring to the Shares issuable upon the exercise of the Lender Warrants issued to the Selling Stockholders in the Loan, and when we refer to the Selling Stockholders in this prospectus, we are referring to those investors set forth in the table below.

On March 31, 2023, the Company filed a Registration Statement on Form S-3 (File No. 333-271054), that was declared effective by the SEC on April 10, 2023, which related in part to the offer and resale, from time to time, by the Selling Stockholders of up to 50,000 shares of Class A common stock issuable upon exercise of the Lender Warrants.

In connection with the Loan Agreement, we granted certain registration rights to the Selling Stockholders. The Loan Agreement also provide, among other things, certain indemnification rights and reimbursement by the Company of certain fees and expenses.

We have agreed with the Selling Stockholders to keep the registration statement of which this prospectus constitutes a part effective for a period of at least twelve (12) months after the date that the Selling Stockholders are first given the opportunity to sell all of the Shares.

Except as otherwise disclosed herein and in the footnotes below with respect to the Selling Stockholders, the Selling Stockholders do not, and within the past three years, have not had, any position, office or other material relationship with us.

The following table sets forth the name of the Selling Stockholders, the number of shares of Class A common stock beneficially owned by the Selling Stockholders, the number of Shares that may be offered under this prospectus and the number of shares of our Class A common stock that will be owned by the Selling Stockholders assuming all of the Shares covered hereby are sold. The number of Shares in the column “Number of Shares Being Offered” represents all of the Shares that the Selling Stockholders may offer under this prospectus. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act (“Rule 13(d)”), beneficial ownership includes all shares of our Class A common stock as to which a Selling Stockholder has sole or shared voting power or investment power, and also any shares of our Class A common stock which the Selling Stockholder has the right to acquire within 60 days of August 17, 2023, but without regard to the Beneficial Ownership Limitation included in the Lender Warrants (described below). The actual beneficial ownership of certain Selling Stockholders (determined in accordance with Rule 13d) does not necessarily correspond to the number of Shares reflected below in the column “Number of Shares Being Offered.”

Notwithstanding the presentation of Share ownership in the table below, pursuant to the terms of the Lender Warrants, a holder of a Lender Warrant does not have the right to exercise any portion of the Lender Warrant held by such holder to the extent (but only to the extent) that after giving effect to such issuance after exercise, the holder (together with the holder’s affiliates, and any other persons acting as a group together with the holder or any of the holder’s affiliates), would beneficially own in excess of 9.99% of the number of shares of Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock issued upon exercise of the Lender Warrants (the “Beneficial Ownership Limitation”). The holder of a Lender Warrant may, upon notice to the Company, increase or decrease the Beneficial Ownership Limitation of its Warrant, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Class A common stock outstanding immediately after giving effect to the issuance of shares of Class A common stock upon exercise of the Lender Warrant held by the holder. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. No such increase notice has been provided to the Company as of the date of this prospectus.

The information set forth below is based upon information obtained from the Selling Stockholders and upon information in our possession regarding the issuance of the Shares issuable upon the exercise of the Lender Warrants to the Selling Stockholders. The percentages of shares of Class A common stock beneficially owned before this offering are based on 36,803,768 shares of Class A common stock issued and outstanding as of August 17, 2023. The percentages of shares of our Class A common stock owned after the offering are based on 37,114,770 shares of our Class A common stock outstanding after this offering, including the 36,803,768 shares of Class A common stock outstanding as of August 17, 2023 plus 311,002 Shares issuable upon the exercise of the Lender Warrants covered hereby.

The Shares covered hereby may be offered from time to time by the Selling Stockholders. The Selling Stockholders may sell some, all or none of their respective Shares. We do not know how long the Selling Stockholders will hold their Shares before selling them, and we currently have no agreements, arrangements or understandings with the Selling Stockholders regarding the sale or other disposition of any of the Shares

	Shares of Class A common stock Beneficially Owned Prior To The Offering		Maximum Number of Shares Being Offered	Shares of Class A common stock Beneficially Owned After The Offering(1)
Name of Selling Stockholder	Number	Percentage		Number	Percent
Avenue Venture Opportunities Fund, LP(2)	155,501	*	155,501	0	-
Avenue Venture Opportunities Fund II, LP(3)	155,501	*	155,501	0	-

Percentages denoted by * are less than 1%.

(1)	Assumes that all Shares being registered in this prospectus are resold to third parties and that the Selling Stockholders sell all Shares registered under this prospectus held by them.
(2)	The business address for Avenue Venture Opportunities Fund, LP is 11 West 42nd St. 9th Floor, New York, NY, 10036.
(3)	The business address for Avenue Venture Opportunities Fund II, LP is 11 West 42nd St. 9th Floor, New York, NY, 10036.

PLAN OF DISTRIBUTION

We may sell the securities described herein, and the Selling Stockholders may sell some or all of the Shares that they hold, from time to time in one or more offerings, by a variety of methods, including the following:

●	on any national securities exchange or quotation service on which our securities may be listed at the time of sale, including the Nasdaq Capital Market;
●	in the over-the-counter market;
●	in transactions otherwise than on such exchange or in the over-the-counter market, which may include privately negotiated transactions and sales directly to one or more purchasers;
●	through one or more agents, including an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;
●	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	to or through underwriters, broker-dealers, agents, in privately negotiated transactions, or any combination of these methods;
●	through short sales;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	by pledge to secure debts or other obligations;
●	block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or crosses in which the same broker acts as agent on both sides of the trade;
●	a combination of any of these methods; or
●	by any other method permitted pursuant to applicable law.

As used in this prospectus, “Selling Stockholders” includes transferees, pledgees, donees, assignees or successors selling shares received after the date of this prospectus from a Selling Stockholder as a gift, pledge, partnership distribution or other non-sale related transfer.

We will not receive any proceeds from the sale of securities that may be sold from time to time pursuant to this prospectus by the Selling Stockholders. We will bear the costs associated with this registration in accordance with the agreements granting registration rights to the Selling Stockholders. However, the Selling Stockholders will bear any brokerage commissions, transfer taxes, or underwriting commissions and discounts attributable to their sale of securities pursuant to this prospectus. To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholders and any underwriter, broker-dealer or agent regarding the sale of securities pursuant to this prospectus by the Selling Stockholders.

We or the Selling Stockholders may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We or the Selling Stockholders may distribute the securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale;
●	at prices related to such prevailing market prices;
●	at varying prices determined at the time of sale; or
●	at negotiated prices.

We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:

●	the name or names of any underwriters, dealers, agents or other purchasers;
●	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we or the Selling Stockholders will receive from the sale;
●	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us or the Selling Stockholders;
●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
●	any public offering price;
●	any discounts or concessions allowed or reallowed or paid to dealers; and
●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. The Selling Stockholders who participate in the sale or distribution of the securities offered by the Selling Stockholders and any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. Any Selling Stockholders identified as registered broker-dealers in the Selling Stockholders table in the section titled “Selling Stockholders” are deemed to be underwriters. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We or the Selling Stockholders may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we or the Selling Stockholders, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We or the Selling Stockholders may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We or the Selling Stockholders may sell securities directly or through agents we designate from time to time. If required by applicable law, we will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.

With respect to the offering and sale of securities under this prospectus by the Selling Stockholders, we have agreed to indemnify each Selling Stockholder and any underwriter for such Selling Stockholder (as determined in the Securities Act) against specified liabilities, including liabilities under the Securities Act. The Selling Stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act. In addition, we have agreed to pay substantially all of the expenses incidental to the registration, offering and sale of securities pursuant to this prospectus by the Selling Stockholders to the public, including the payment of federal securities law and state blue sky registration fees and the reasonable fees and disbursements of one counsel for the Selling Stockholders, except that we will not bear any brokers’ or underwriters’ discounts and commissions, fees and expenses of counsel to underwriters or brokers, transfer taxes or transfer fees relating to the sale of securities by the Selling Stockholders.

We may engage in at-the-market offerings into an existing trading market in accordance with rule 415(a)(4) under the Securities Act. In addition, we or the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or the Selling Stockholders or borrowed from us, the Selling Stockholders or others to settle those sales or to close out any related open borrowings of Class A common stock, and may use securities received from us or the Selling Stockholders in settlement of those derivatives to close out any related open borrowings of our Shares. In addition, we or the Selling Stockholders may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the securities by other means not described in this prospectus. In addition, any securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. A Selling Stockholder that is an entity may elect to make an in-kind distribution of the securities to its members, partners or shareholders pursuant to this prospectus by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of the securities pursuant to the distribution through this prospectus.

All securities we may offer, other than Class A common stock and the Lender Warrants, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters, dealers or agents that are qualified market makers on the Nasdaq may engage in passive market making transactions in our Class A common stock on the Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Class A common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Sherman & Howard L.L.C. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The balance sheets of BioVie Inc. as of June 30, 2023 and 2022, and the related statements of operations and comprehensive loss, changes in stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference, which report includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

You may also access our SEC filings at our website https://bioviepharma.com/. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on our website or any such information in making your decision whether to purchase our securities.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC under the Exchange Act:

●	Our Annual Report on Form 10-K for the year ended June 30, 2023, filed with the SEC on August 16, 2023, including any amendments or supplements thereto;
●	Our Current Reports on Form 8-K, filed with the SEC on October 5, 2022, November 10, 2022, December 6, 2022 (both filed on such date), December 7, 2022 December 15, 2022, December 23, 2022, March 6, 2023, March 13, 2023, March 23, 2023 and April 7, 2023; and
●	The description of our Class A common stock contained in our registration on Form 8-A (File No. 001-39015) filed with the SEC on August 25, 2020, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”), shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Up to $25,000,000

Common Stock

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PROSPECTUS SUPPLEMENT

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Cantor

January 19, 2024